UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 23, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 8.01    Other Events.

On June 23, 2023, Applied Digital Corporation (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Sai Computing Holdings LLC, entered into an agreement with a second AI customer worth up to $460 million over a 36-month period, making this the Company’s largest customer to date. This press release is attached hereto as Exhibit 99.1.

On June 23, 2023, the Company announced that its Audit Committee has conducted an internal investigation into a threat, but not a formal assertion, of a sexual harassment claim by Regina Ingel, its Chief Marketing Officer, based on a personal relationship between Ms. Ingel and Wes Cummins, the Company’s Chief Executive Officer. Based on information obtained through the investigation, the Audit Committee determined that the relationship between the parties was consensual and the allegations of workplace harassment are unfounded. The Board has reaffirmed Mr. Cummins’ role as Chief Executive Officer of the Company and will consider any additional actions that may be appropriate with respect to this matter.

On June 23, 2023, the Company issued another press release announcing the energizing of its facility in Ellendale, North Dakota. This press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 23, 2023 announcing the Company’s second AI customer, its largest customer to date.
99.2	Press Release dated June 23, 2023 announcing the energizing of the Company’s Ellendale, North Dakota facility.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 23, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer